UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022
CarLotz, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 W. Moore St.
Richmond, Virginia 23230
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (804) 510-0744
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
(a)The annual meeting of stockholders of CarLotz, Inc. (the “Company”) was held on June 2, 2022 (the “Annual Meeting”).

(b)At the Annual Meeting, the stockholders:

•Elected two Class 2 directors, each to serve for a three-year term until the 2025 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; and

•ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

The following are the final voting results for each of the two items votes on at the Annual Meeting.

1.	Election of Directors:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Steven G. Carrel	51,888,175	3,022,152	24,074,794
James E. Skinner	41,626,023	13,284,304	24,074,794

2.	Ratification of Appointment of Deloitte & Touche LLP:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
77,949,437	399,123	636,561

(c)Not applicable.

(d)Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLOTZ, INC.

Dated: June 6, 2022	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel
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